UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2021

INTELSAT S.A.

(Exact Name of Registrant as Specified in its Charter)

Grand Duchy of Luxembourg	001-35878	98-1009418
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4 rue Albert Borschette

Luxembourg

Grand Duchy of Luxembourg

L-1246

(Address of principal executive offices)

+352 27-84-1600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On December 2, 2021, Intelsat S.A. (the “Company”) announced that Samer Halawi has decided to resign from his position as the Company’s Chief Commercial Officer. Mr. Halawi will remain in his role through the end of 2021 and will stay on in an advisory role thereafter through the Company’s restructuring process in connection with its voluntary cases under Chapter 11 of the United States Bankruptcy Code in the United States Bankruptcy Court for the Eastern District of Virginia (the “Chapter 11 Cases”).

In connection with Mr. Halawi’s resignation, the Company’s subsidiary, Intelsat US LLC (“Intelsat”), entered into a Transition and Separation Letter Agreement with Mr. Halawi on December 1, 2021 (the “Agreement”). Pursuant to the terms of the Agreement, beginning as of the date thereof (the “Transition Date”) through December 31, 2021, Mr. Halawi will continue to fulfill his duties and responsibilities as Intelsat’s Chief Commercial Officer and will assist Intelsat, as reasonably requested, in transitioning such duties and responsibilities to his successor or such other person(s) designated by Intelsat. Effective January 1, 2022, Mr. Halawi will be placed on paid garden leave until the date on which Intelsat emerges from bankruptcy in accordance with the Second Amended Joint Chapter 11 Plan of Reorganization of Intelsat S.A. and Its Debtor Affiliates (as amended, the “Plan”) for the Chapter 11 Cases (the “Emergence Date”), and the Emergence Date will constitute the last day of Mr. Halawi’s employment with Intelsat, subject to (i) Intelsat’s ability to terminate Mr. Halawi’s employment for Cause (as defined in the Employment Agreement, dated January 9, 2018, between Mr. Halawi and Intelsat (as amended, the “Employment Agreement”)) and (ii) Mr. Halawi’s ability to terminate his employment without Good Reason (as defined in the Employment Agreement), in each case, at an earlier time.

Pursuant to the Agreement, unless Mr. Halawi (i) resigns prior to the Emergence Date or (ii) is terminated for Cause, Mr. Halawi will be entitled to (A) 100% of the payments due to him under the Company’s Key Employee Incentive Plan (as previously disclosed), based on actual performance, without any proration, and (B) a lump sum cash severance payment in the amount of $1,188,000, subject to his execution and non-revocation of a general release of claims and continued compliance with the terms of the Agreement. Except as described above, the Agreement does not materially modify the Employment Agreement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTELSAT S.A.

	By:	/s/ Michelle Bryan
Date: December 2, 2021	Name:	Michelle Bryan
	Title:	General Counsel, Chief Administrative Officer and Secretary